AMENDMENT TO THE CUSTODY AGREEMENT

THIS AMENDMENT, effective as of January 15, 2012, to the Custody Agreement, dated as of July 31, 2001, as amended March 1, 2006, March 16, 2007, September 29, 2009 and July 1, 2011 (the "Custody Agreement"), is entered into by and among Madison Mosaic Equity Trust, Madison Mosaic Income Trust, Madison Mosaic Government Money Market Trust and Madison Mosaic Tax-Free Trust (the “Trusts”), business trusts organized under the laws of Massachusetts, and U.S. Bank, N.A., a national banking association (the “Custodian").

RECITALS

WHEREAS, the parties have entered into the Custody Agreement; and

WHEREAS, the Trusts and the Custodian desire to amend the fees of the Custody Agreement; and

WHEREAS, Article XI, Section 7 of the Custody Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Schedule C is hereby superseded and replaced with Amended Schedule C attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custody Agreement.

[Signatures on the following page]

1/2012

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ATTEST:

MADISON MOSAIC EQUITY TRUST
MADISON MOSAIC INCOME TRUST
MADISON MOSAIC GOVERNMENT MONEY MARKET TRUST
MADISON MOSAIC TAX-FREE TRUST

By: (signature)

Printed Name: Greg Hoppe
Title: Treasurer

U.S. BANK, N.A.

By: (signature)

Printed Name:  Michael R. McVoy
Title:  Vice President

1/2012

Amended Schedule C to the Custody Agreement – Madison Mosaic
MADISON MOSAIC FUNDS, MEMBERS MUTUAL FUNDS, MADISON STRATEGIC SECTOR PREMIUM FUNDS, ULTRA SERIES FUNDS FEES EFFECTIVE July 1, 2011
Annual Fee Based Upon Market Value per account (fund):
       .75   basis points
Minimum annual fee of $6,000 per fund applies to:
        Madison Strategic Sector Premium Funds
        Ultra Series Funds
        MEMBERS Mutual Funds
Portfolio Transaction Fees
$  5.00 per disbursement (Fund expenses only)
$  7.00 per US Bank repurchase agreement transaction
$10.00 per book entry security (depository or Federal Reserve system) and $7.00 non-US Bank repurchase  agrmt
$25.00 per portfolio transaction processed through our New York custodian definitive security (physical)
$  8.00 per principal paydown
$15.00 per option/future contract written, exercised or expired
$100.00 per Cedel/Euroclear transaction
$15.00 per mutual fund trade
$15.00 per Fed Wire
$  6.00 per short sale
$150.00 per segregated account per year
$40.00 for each GNMA/Amortized Security Purchase
All portfolio transaction fees noted above will be waived.

• A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
• No charge for the initial conversion free receipt.
• Overdrafts – charged to the account at prime interest rate plus 2.
• Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Earnings Credits
On a monthly basis any earnings credits generated from un-invested custody balances will be applied against any cash management service fees generated.  Earnings credits are based on the average yield on the 91 day U.S. Treasury Bill for the preceding thirteen weeks less the 10% reserve.

CCO Support Services - $1,200 per year for the Madison Mosaic Funds

*Subject to annual CPI increase, Milwaukee MSA.  Waived
Fees are billed monthly.

1/2012

Amended Schedule C (continued) to the Custody Agreement – Madison Mosaic
GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at January 15, 2012 through June 30, 2014
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	12.00	$32	Lebanon	All	20.00	$72
Australia	All	1.00	$15	Lithuania	All	16.00	$40
Austria	All	1.70	$17	Luxembourg	All	3.20	$25
Bahrain	All	40.00	$112	Malaysia	All	2.90	$39
Bangladesh	All	32.00	$120	Mali*	All	32.00	$124
Belgium	All	1.20	$22	Malta	All	17.60	$60
Benin*	All	32.00	$124	Mauritius	All	24.00	$80
Bermuda	All	12.00	$48	Mexico	All	1.50	$10
Botswana	All	20.00	$40	Morocco	All	28.00	$80
Brazil	All	7.20	$17	Namibia	All	24.00	$40
Bulgaria	All	32.00	$64	Netherlands	All	1.50	$12
Burkina Faso*	All	32.00	$124	New Zealand	All	2.00	$26
Canada	All	1.00	$6	Niger*	All	32.00	$124
Cayman Islands*	All	0.80	$8	Nigeria	All	24.00	$40
Channel Islands*	All	1.20	$20	Norway	All	1.50	$22
Chile	All	16.00	$48	Oman	All	40.00	$112
China“A” Shares	All	9.60	$42	Pakistan	All	24.00	$80
China“B” Shares	All	9.60	$42	Peru	All	35.00	$85
Columbia	All	32.00	$80	Philippines	All	3.90	$36
Costa Rica	All	12.00	$48	Poland	All	12.00	$24
Croatia	All	28.00	$52	Portugal	All	4.80	$39
Cyprus*	All	12.00	$45	Qatar	All	36.00	$112
Czech Republic	All	9.60	$24	Romania	All	28.00	$80
Denmark	All	1.50	$24	Russia	Equities/Bonds	30.00	$165
Ecuador	All	28.00	$52	Russia	MINFINs	12.00	$40
Egypt	All	25.60	$64	Senegal*	All	32.00	$124
Estonia	All	5.60	$20	Singapore	All	1.50	$20
Euromarkets(3)	All	1.00	$4	Slovak Republic	All	20.00	$88
Finland	All	2.40	$22	Slovenia	All	20.00	$88
France	All	1.00	$15	South Africa	All	1.50	$8
Germany	All	1.00	$15	South Korea	All	4.80	$10
Ghana	All	20.00	$40	Spain	All	1.00	$15
Greece	All	7.20	$33	Sri Lanka	All	12.00	$48
Guinea Bissau*	All	40.00	$124	Swaziland	All	24.00	$40
Hong Kong	All	2.00	$25	Sweden	All	1.00	$22
Hungary	All	20.00	$60	Switzerland	All	1.00	$24
Iceland	All	12.00	$45	Taiwan	All	12.00	$64
India	All	8.00	$84	Thailand	All	2.90	$22
Indonesia	All	5.80	$68	Togo*	All	32.00	$124
Ireland	All	1.50	$15	Trinidad & Tobago*	All	24.00	$52
Israel	All	9.60	$29	Tunisia	All	32.00	$36
Italy	All	1.50	$24	Turkey	All	9.60	$10
Ivory Coast	All	32.00	$124	UAE	All	36.00	$104
Jamaica*	All	28.00	$40	United Kingdom	All	1.00	$5
Japan	All	1.00	$8	Ukraine	All	19.20	$29
Jordan	All	32.00	$100	Uruguay	All	40.00	$52
Kazakhstan	All	48.00	$120	Venezuela	All	32.00	$100
Kenya	All	24.00	$40	Vietnam*	All	32.00	$104
Latvia	Equities	12.00	$60	Zambia	All	24.00	$40
Latvia	Bonds	20.00	$72
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
Annual Base Fee - $18,000 per account (fund) will apply.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

1/2012

Amended Schedule C (continued) to the Custody Agreement – Madison Mosaic

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $50.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

1/2012